Exhibit 5.1

September 21, 2020

Accel Entertainment, Inc.

140 Tower Drive

Burr Ridge, Illinois 60527

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) initially filed by Accel Entertainment, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on September 21, 2020, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 13,800,000 shares (the “Stock”) of the Company’s Class A-1 Common Stock, par value $0.0001 (the “Class A-1 Common Stock”), which number of shares includes the issuance and sale of up to 8,320,237 shares of Class A-1 Common Stock by the Company and the sale of up to 5,479,763 shares of Class A-1 Common Stock held by certain selling stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the underwriting agreement pursuant to which the Stock will be sold to the underwriters, the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, the prospectus prepared in connection with the Registration Statement (the “Prospectus”), the Company’s Amended and Restated Certificate of Incorporation, filed with and certified by the Delaware Secretary of State on November 20, 2019 (the “Restated Certificate”) the Company’s Amended and Restated Bylaws as amended to date, certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (as amended, the “Restated Bylaws”), certain minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) relating to the Registration Statement, the Restated Certificate and Restated Bylaws were approved, an opinion certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”) and such other agreements, documents, certificates and statements of the Company, its transfer agent, the Selling Stockholders and public or government officials, as we have deemed advisable.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities (other than the Company) executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

The Company’s capital stock is uncertificated. We assume that the issued Class A-1 Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Class A-1 Common Stock have been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Stock to the purchasers of such Class A-1 Common Stock on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

In connection with our opinion expressed in paragraph (1) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

This opinion is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind set forth in this opinion letter, including customary practice as described in bar association reports.

Based upon the foregoing, we are of the following opinion:

(1) the up to 8,320,237 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable; and

(2) the up to 5,479,763 Selling Stockholder Shares to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours, /s/ Fenwick & West LLP
FENWICK & WEST LLP